REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th day of August, 2007, by and among Allianz Variable Insurance Products Fund of Funds Trust, Allianz Life Insurance Company of North America, and Allianz Life Financial Services, LLC

Funds available under the contracts
AZL Fusion Balanced Fund
AZL Fusion Conservative Fund
AZL Fusion Growth Fund
AZL Fusion Moderate Fund
AZL Balanced Index Strategy Fund
AZL Growth Index Strategy Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP BlackRock Global Allocation Fund
AZL MVP Fusion Balanced Fund
AZL MVP Fusion Moderate Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Invesco Equity and Income Fund

Separate Accounts Utilizing the Funds
Allianz Life Variable Account B

Contracts Funded by the Separate Accounts

Allianz Life Variable Account B:
Allianz Alterity
Allianz Connections
Allianz Custom Income
Allianz Elite
Allianz High Five
Allianz High Five Bonus
Allianz High Five L
Allianz Retirement Pro
Allianz Rewards
Allianz Valuemark II
Allianz Valuemark III
Allianz Valuemark IV
Allianz Valuemark Income Plus
Allianz Vision

Acknowledged:

Allianz Variable Insurance Products Fund	Allianz Life Insurance Company of
of Funds Trust	North America

By:    /s/ Brian Muench                                                                                By:    /s/ Brian Muench
Name:  Brian J. Muench                                                                               Name:  Brian J. Muench
Title:  President                                                                                             Title:  Vice President, Investments

Allianz Life Financial Services, LLC

By:  /s/ Robert DeChellis
Name:  Robert DeChellis
Title: Chief Executive Officer and President

16
Effective Date:  11/1/2011